Exhibit (g)(1)(y)

EXHIBIT A

THIS EXHIBIT A, as amended and restated, is Exhibit A to that certain Custodian Services Agreement dated as of June 20, 2001, as amended, by and between The Bank of New York Mellon and Pacific Funds Series Trust.

PORTFOLIOS

Pacific FundsSM Portfolio Optimization Conservative

Pacific FundsSM Portfolio Optimization Moderate-Conservative

Pacific FundsSM Portfolio Optimization Moderate

Pacific FundsSM Portfolio Optimization Growth

Pacific FundsSM Portfolio Optimization Aggressive-Growth

Pacific FundsSM Core Income

Pacific FundsSM Floating Rate Income

Pacific FundsSM High Income

Pacific FundsSM Short Duration Income

Pacific FundsSM Strategic Income

Pacific FundsSM Limited Duration High Income

Pacific FundsSM Diversified Alternatives

Pacific FundsSM Large-Cap

Pacific FundsSM Large-Cap Value

Pacific FundsSM Small/Mid-Cap

Pacific FundsSM Small-Cap

Pacific FundsSM Small-Cap Value

Pacific FundsSM Small-Cap Growth

PF International Value Fund

PF Short Duration Bond Fund

PF Growth Fund

PF Mid-Cap Equity Fund

PF Large-Cap Growth Fund

PF International Large-Cap Fund

PF Small-Cap Value Fund

PF Main Street Core Fund

PF Emerging Markets Fund

PF Managed Bond Fund

PF Inflation Managed Fund

PF Large-Cap Value Fund

PF Comstock Fund

PF Mid-Cap Growth Fund

PF Mid-Cap Value Fund

PF Small-Cap Growth Fund

PF Real Estate Fund

PF Floating Rate Loan Fund

PF Emerging Markets Debt Fund

PF Currency Strategies Fund

PF Global Absolute Return Fund

PF International Small-Cap Fund

PF Absolute Return Fund

PF Equity Long/Short Fund

Effective:   January 11, 2016

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

THE BANK OF NEW YORK MELLON
By: /s/ Anthony Ong
Name: Anthony Ong
Title: Vice President
PACIFIC FUNDS SERIES TRUST
By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Seniore Vice President	Title: VP & Assistant Secretary